EXHIBIT 10.2

FIRST AMENDMENT TO

CREDIT CARD PROGRAM AGREEMENT

        This FIRST AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT, dated as of June 1, 2005, (this "Amendment") is made and entered into as of October 24, 2005, by and among Federated Department Stores, Inc., a Delaware corporation, ("FDS"), FDS Bank, a federally-chartered stock savings bank ("FDS Bank"), FACS Group, Inc., an Ohio corporation ("FACS", and together with FDS and FDS Bank, the "FDS Companies"), Macy's Department Stores, Inc., an Ohio corporation ("Macy's"), Bloomingdale's, Inc., an Ohio corporation ("Bloomingdale's"), and Citibank, N.A., a national banking association ("Bank").

        WHEREAS, the FDS Companies and Bank parties hereto are parties to that certain Credit Card Program Agreement dated as of June 1, 2005 (the "Program Agreement");

        WHEREAS, the parties hereto have agreed that Macy's and Bloomingdale's shall be parties to the Program Agreement and to make certain other changes to the Program Agreement as set forth herein; and

        WHEREAS, the parties hereto desire to amend the Program Agreement in accordance with Section 18.5 of the Program Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

            1. Defined Terms. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the Program Agreement.

            2. Amendment of Section 1.1.

                (a) Clause (ii) of the definition of "Account" in Section 1.1 of the Program Agreement is hereby amended by adding "(subject to Schedule 2.1(b))" immediately before the words "the Employee Accounts".

                (b) The definition of "Business Plan" in Section 1.1 of the Program Agreement is hereby amended by replacing the words "on or prior to" with the words "within 120 days after".

                (c) The definition of "Cardholder Indebtedness" in Section 1.1 of the Program Agreement is hereby amended by replacing such definition in its entirety with the following definition:

"Cardholder Indebtedness" means all amounts charged and owing to Bank or FDS Bank (subject to Schedule 2.1(b) with respect to the Employee Accounts) by Cardholders with respect to Accounts (including principal balances from outstanding charges, charges for Approved Ancillary Products, balance transfers, convenience checks, cash advances, finance charges, NSF fees, late charges, pay-by-phone fees and any other fees and charges), whether or not billed, less the amount of any credit balances owing by Bank and FDS Bank (subject to Schedule 2.1(b) with respect to the Employee Accounts) to Cardholders, including in respect of any payments and any credits associated with returns of goods and/or services and other credits and adjustments, whether or not billed.

                (d) The definition of "Credit Card Agreement" in Section 1.1 of the Program Agreement is hereby amended by replacing such definition in its entirety with the following definition:

"Credit Card Agreement" means the Credit Card agreement between Bank (including as an assignee of FDS Bank, GE Bank or May Bank (as defined in the Purchase Agreement)) or FDS Bank (subject to Schedule 2.1(b) with respect to the Employee Accounts) on the one hand and a Cardholder on the other hand (and any replacement of such agreement), governing the use of an Account, together with any amendments, modifications or supplements that now or hereafter may be made to such Credit Card Agreement (and any replacement of such agreement).

                (e) The following definition is hereby added to Section 1.1 of the Purchase Agreement immediately before the defined term "Parties":

"Original Agreement" means this Agreement without giving effect to any modifications, alterations, supplements or amendments hereto.

                (f) The definition of "Program Assets" in Section 1.1 of the Program Agreement is hereby amended by adding ", except to the extent owned by FDS Bank" immediately after the parenthetical clause and before the period.

                (g) The definition of "Transition Plan" in Section 1.1 of the Program Agreement is hereby amended by replacing the words "on or before" with the words "within 120 days after".

             3. Amendment of Section 2.1. Section 2.1 of the Program Agreement is hereby amended by replacing such section in its entirety as follows:

                    Section 2.1 Credit Program.

(a) Beginning as of the Effective Date, Bank shall offer and issue the FDS Credit Cards (other than the Employee Accounts, which shall be offered and issued by FDS Bank and administered in accordance with this Agreement), and shall issue (or arrange to be issued by an Affiliate or another third party acceptable to FDS or currently offering such products on Bank's behalf) the Approved Ancillary Products. Bank shall promptly open a new Account and issue a new Private Label Credit Card or Co-Branded Credit Card with respect to each Credit Card Application approved in accordance with the Risk Management Policies.

(b) The credit program with respect to all Employee Accounts is set forth in Schedule 2.1(b).

(c) To the extent approved in accordance with the terms of this Agreement, in addition to the FDS Credit Cards and Approved Ancillary Products, the Program shall include such other Ancillary Products and other payment products as shall be incorporated in the Program in the future.

            4. Amendment of Section 2.2(a). Section 2.2(a) of the Program Agreement is hereby amended by adding "Section 2.1(b), Schedule 2.1(b) and" immediately after "Except as otherwise provided in" and immediately before "this Section 2.2".

            5. Amendment of Section 4.3(a)(i). Section 4.3(a)(i) of the Program Agreement is hereby amended by adding the following words immediately after the semicolon:

provided that, with respect to the Employee Accounts, FDS Bank shall establish all FDS Bank Policies and Terms as set forth in Schedule 2.1(b);

            6. Amendment of Section 4.7(b). Section 4.7(b) of the Program Agreement is hereby amended by deleting the second sentence in such section in its entirety.

            7. Amendment of Section 9.3(c). Section 9.3(c) of the Program Agreement is hereby amended by replacing such Section in its entirety with the following:

(c) Card Association Compensation. The Parties hereby agree to the terms and conditions set forth on Schedule 9.3(c).

             8. Amendment of Section 11.4(g). Section 11.4(g) of the Program Agreement is hereby amended by adding the following sentence at the end of such Section immediately after the last sentence thereof:

For the avoidance of doubt, "Special Condition" shall not include any Applicable Order or any other requirement of Applicable Law affecting the operation of the Program to the extent relating to or resulting from actions taken to maintain the existence of FDS Bank with the Office of Thrift Supervision.

            9. Amendment of Section 12.1. Section 12.1 of the Program Agreement is hereby amended by adding the words ", including, without limitation, the facilities of any third-party collection agency utilized in connection with the Program," immediately after the word "facility" and immediately prior to the word "related."

            10. Amendment of Section 12.2. Section 12.2 of the Program Agreement is hereby amended by adding the words ", including any third-party collection agency utilized by such Party in connection with the Program," immediately after the word "Party" and immediately prior to the words "to ensure" in clause (ii) of Section 12.2.

            11. Amendment of Section 16.2(d). Section 16.2(d) of the Program Agreement is hereby amended by adding the words "constituting Program Assets" immediately after the words "Cardholder Indebtedness" in each instance in which the words "Cardholder Indebtedness" appear. Section 16.2(d) of the Program Agreement is hereby further amended by adding the words "under any Employee Account owned by FDS Bank at any time after the Effective Time or under any Account" immediately after the words "was outstanding" and immediately before the words "at the time of the First Closing" in the last sentence of Section 16.2(d).

            12. Amendment to Section 18.2.

                (a) Section 18.2 of the Program Agreement is hereby amended by adding the words "(a) the rights and obligations of Citibank, N.A. set forth in Schedule 2.1(b) (including the exhibits thereto) shall not be assigned to CEBA Bank, and (b)" immediately after the words "consent, provided, however, that" and immediately before the words "the indemnification obligations".

                (b) Section 18.2 of the Program Agreement is hereby further amended by replacing the words "provided, further, that FDS Bank may assign" with the words "provided, further, that each of FDS Bank, Macy's and Bloomingdales may assign".

            13. Amendment of Section 18.3. Section 18.3 of the Program Agreement is hereby amended by adding "2.1(b)," immediately after "set forth in Sections" and immediately before "18.1 or 18.2".

            14. Amendment of Schedule 1.1(i).

                (a) Schedule 1.1(i) of the Program Agreement is hereby amended by adding the following text (formatted flush left) below the definition of "FDS Profit Share" and above the definition of "Pre-Tax Adjusted ROAA":

The FDS Profit Share will be calculated monthly based on the sum of the monthly Pre-Tax Profit for the period from the beginning of the then-current Fiscal Year through the end of the preceding Fiscal Month.

                (b) Schedule 1.1(i) of the Program Agreement is hereby further amended by replacing the definition of "Pre-Tax Adjusted ROAA" in its entirety with the following:

"Pre-Tax Adjusted ROAA" equals (a) Pre-Tax Profit divided by (b) an amount equal to the product of (i) Average Receivables divided by the total number of days in the applicable Fiscal Year multiplied by (ii) the number of days to date in the applicable Fiscal Year.

            15. New Schedule 2.1(b). The Program Agreement is hereby amended by adding a new Schedule 2.1(b) attached hereto.

            16. Amendment of Schedule 9.3(a). Section (i) of Schedule 9.3(a) of the Program Agreement is hereby amended by replacing such section in its entirety with the following:

(i) Card Association Arrangements. The amounts payable to FDS Bank pursuant to Section 9.3(c) for the prior Fiscal Month.

            17. New Schedule 9.3(c). The Program Agreement is hereby amended by adding a new Schedule 9.3(c) attached hereto.

            18. Macy's and Bloomingdales. The parties hereto hereby agree that Macy's and Bloomingdale's shall be parties to the Program Agreement.

            19. Capacity; Authorization; Validity.

                (a) FDS hereby represents and warrants to Bank as of the date hereof:

                    (i) Each FDS Company has all necessary corporate or similar power and authority to (A) execute and enter into this Amendment and (B) perform the obligations required of such FDS Company hereunder and the other documents, instruments and agreements to be executed and delivered by such FDS Company pursuant hereto.

                    (ii) The execution and delivery by the FDS Companies of this Amendment and all documents, instruments and agreements executed and delivered by the FDS Companies pursuant hereto, and the consummation by the FDS Companies of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate or similar actions of the FDS Companies.

                    (iii) This Amendment (A) has been duly executed and delivered by the FDS Companies, (B) constitutes the valid and legally binding obligation of the FDS Companies, and (C) is enforceable against the FDS Companies in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

                (b) Bank hereby represents and warrants to the FDS Companies as of the date hereof:

                    (i) Bank has all necessary corporate or similar power and authority to (A) execute and enter into this Amendment and (B) perform the obligations required of it hereunder and the other documents, instruments and agreements to be executed and delivered by Bank pursuant hereto.

                    (ii) The execution and delivery by Bank of this Amendment and all documents, instruments and agreements executed and delivered by Bank pursuant hereto, and the consummation by Bank of the transactions specified herein, has been duly and validly authorized and approved by all necessary corporate or similar actions of Bank.

                    (iii) This Amendment (A) has been duly executed and delivered by Bank, (B) constitutes the valid and legally binding obligation of Bank and (C) is enforceable against Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

            20. Effect of Amendment. This Amendment is hereby incorporated into and made a part of the Program Agreement. Except as amended by this Amendment, all terms and provisions of the Program Agreement shall continue and remain in full force and effect and binding upon the parties thereto.

            21. Binding Effect. This Amendment shall be binding in all respects and inure to the benefit of the successors and permitted assigns of the parties hereto.

            22. Governing Law. This Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.

            23. Counterparts/Facsimiles. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Any facsimile of an executed counterpart shall be deemed an original.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

CITIBANK, N.A.

By: /s/ Ray Quinlan
Name: Ray Quinlan
Title: Executive Vice President

FEDERATED DEPARTMENT STORES, INC.

By: /s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Executive Vice President and Chief Financial Officer

FDS BANK

By: /s/ Susan R. Robinson
Name: Susan R. Robinson
Title: Treasurer

FACS GROUP, INC.

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

MACY'S DEPARTMENT STORES, INC.

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

BLOOMINGDALE'S, INC.

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President